Exhibit 4(c)
Execution Version
EXTENSION AND AMENDMENT TO CREDIT AGREEMENT
THIS EXTENSION AND AMENDMENT TO CREDIT AGREEMENT, dated as of June 17, 2026 (this “Amendment”), is made by and among ENTERGY CORPORATION, a Delaware corporation (the “Borrower”), each Lender (as defined in the Credit Agreement referred to below) that is party hereto, each LC Issuing Bank (as defined in the Credit Agreement referred to below) and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Fourth Amended and Restated Credit Agreement dated as of June 11, 2024 (as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”), among the Borrower, the Lenders, the LC Issuing Banks and the Administrative Agent.

RECITALS
WHEREAS, the Borrower has delivered an irrevocable written request dated May 22, 2026 to the Administrative Agent requesting an extension of the Existing Termination Date for each Lender to June 11, 2031 pursuant to Section 2.18(a) of the Credit Agreement (the “Extension Request”).
WHEREAS, the requisite parties to the Credit Agreement have agreed to the Extension Request, subject to the effectiveness of certain amendments to the Credit Agreement, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree and covenant as follows:
SECTION I. Definitions.
Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including in the recitals hereof) as defined therein.
SECTION II. Extension and Amendments to the Credit Agreement.
(a)    Upon the Effective Date (as defined below) determined in accordance with Section IV below, (x) each undersigned Lender agrees to extend the Termination Date applicable to such Lender’s Commitment to June 11, 2031 and (y) the Credit Agreement is hereby further amended as follows:
i.    Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:
“First Amendment Effective Date” means June 17, 2026.
“Specified Foreign Entity” means a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Code.

ii.    The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Margin” means, (i) for any Base Rate Advance, the Base Rate Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level, and (ii) for any SOFR Advance, the SOFR Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level.

Senior Debt Rating Level	Level 1	Level 2	Level 3	Level 4	Level 5
Interest Rate Per Annum
SOFR Margin	1.125%	1.250%	1.500%	1.750%	2.000%
Base Rate Margin	0.125%	0.250%	0.500%	0.750%	1.000%

Any change in the Applicable Margin will be effective as of the date on which S&P or Moody’s, as the case may be, announces the applicable change in any rating that results in a change in the Senior Debt Rating Level.
iii.    The following new Section 8.25 is hereby added to the Credit Agreement immediately following Section 8.24 of the Credit Agreement and the table of contents is hereby updated accordingly:
SECTION 8.25. Specified Foreign Entities.
(a)    Each Lender represents and warrants to the Borrower on the First Amendment Effective Date that, to such Lender’s knowledge after reasonable investigation, such Lender is not a Specified Foreign Entity, and such Lender acknowledges that it is aware that the Borrower may rely upon such representation and warranty.
(b)    Each Lender shall give prompt notice to the Borrower upon such Lender becoming aware it is a Specified Foreign Entity.
(c)    Upon receipt of any notice pursuant to Section 8.25(b) above (or otherwise upon the Borrower becoming aware that any Lender is a Specified Foreign Entity), the Borrower may, in its sole discretion, by notice to the Administrative Agent and such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(A)    no event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

(B)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07(b);
(C)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in LC Outstandings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(D)    such assignment does not conflict with applicable law; and
(E)    the applicable assignee shall represent that, to its knowledge after reasonable investigation, such assignee is not a Specified Foreign Entity.
iv.    Exhibit B to the Credit Agreement is hereby amended by adding the following new Section 8 immediately following Section 7 thereof:

8. Specified Foreign Entity: [Each] Assignee represents and warrants to [the][each] Assignor and Borrower on the Effective Date, to such Assignee’s knowledge after reasonable investigation, that Assignee is not a Specified Foreign Entity, and such Assignee acknowledges that it is aware that [the][each] Assignor and Borrower may rely upon such representation and warranty.

(b)    The parties hereto acknowledge that the extension provided herein is the second of only two extensions permitted under the Credit Agreement. Notwithstanding anything to the contrary under the Credit Agreement, the Borrower acknowledges and agrees that the Borrower has fully exercised its right to request an extension of the Termination Date according to the terms and conditions set forth in Section 2.18 of the Credit Agreement and, after giving effect to the extension provided herein, no further extensions of the Termination Date pursuant to Section 2.18 of the Credit Agreement shall be allowed.
SECTION III. Representations and Warranties.
The Borrower makes the following representations and warranties to the Lenders, the LC Issuing Banks and the Administrative Agent:
(a)    the representations and warranties contained in Section 4.01 of the Credit Agreement, which are incorporated by reference herein, mutatis mutandis; provided that the representations and warranties contained in clause (e) of Section 4.01 of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to subclauses (i) and (ii) of Section 5.01(c) of the Credit Agreement; provided further that the references in the representations and warranties to “Disclosure Documents” contained in clauses (e) and (f) of Section 4.01 of the Credit Agreement shall be deemed to refer to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and Current Reports on Form 8-K filed in 2026 prior to the date hereof; and

(b)    this Amendment and the Credit Agreement as so extended and amended are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
SECTION IV. Conditions Precedent.
The extension and amendments in Section II above shall become effective upon the satisfaction of each of the following conditions precedent and the date of such effectiveness shall be the “Effective Date”:
(a)    the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the LC Issuing Banks and each Lender;
(b)    no Event of Default has occurred and is continuing;
(c)    the representations and warranties in Section III shall be true and correct as of the Effective Date;
(d)    the receipt by the Administrative Agent and each Lender party hereto of copies of all the Disclosure Documents referred to in clause (a) of Section III (it being agreed that such Disclosure Documents will be deemed to have been delivered under this clause (d) if such documents are publicly available on EDGAR or on the Borrower’s website no later than the third Business Day immediately preceding the Effective Date) in form and substance satisfactory to the recipients;
(e)    the receipt by the Administrative Agent of the fees payable pursuant to the Fee Letter dated May 22, 2026 among Citigroup Global Markets Inc., the Borrower and others; and
(f)    the receipt by the Administrative Agent of the documents described in Section 2.18 of the Credit Agreement with respect to the Extension Request, including certificates, copies of resolutions and governmental and regulatory approvals and favorable opinions of counsel (including the opinion of in-house counsel and special New York counsel) to the Borrower in form and substance satisfactory to the Administrative Agent.
SECTION V. Miscellaneous.
(a)     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as extended and amended by this Amendment. For all purposes of the Credit Agreement and the other Loan Documents, this Amendment and the Fee Letter referred to above shall each constitute a “Loan Document”.

(b)    Except as specifically provided by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by all of the parties hereto.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, LC Issuing Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to their rights and responsibilities under this Amendment. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, the LC Issuing Banks and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Credit Agreement and any other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this clause.
(e)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(f)    This Amendment shall be subject to the provisions of Section 8.09 (“Consent to Jurisdiction; Waiver of Jury Trial”) of the Credit Agreement, which is incorporated by reference herein, mutatis mutandis.
(g)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and any certificate or other instrument delivered pursuant to this Amendment, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender, any LC Issuing Bank or the Administrative Agent reasonably requests that any party hereto manually execute this Amendment, or any certificate or instrument delivered in connection herewith, that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION

By: /s/ Barrett E. Green
Name:     Barrett E. Green
Title:     Vice President and Treasurer
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

CITIBANK, N.A.,
    as Administrative Agent, a Lender and LC Issuing Bank

By: /s/ Richard Rivera
Name: Richard Rivera
Title:   Vice President

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

JPMORGAN CHASE BANK, N.A.,
    as a Lender

By: /s/ Khawaja Tariq
Name: Khawaja Tariq
Title: Executive Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Lender

By: /s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

BNP PARIBAS,
    as a Lender

By: /s/ Victor Padilla
    Name: Victor Padilla
    Title: Director

By: /s/ Gabrielle Jacquier
    Name:  Gabrielle Jacquier
    Title:  Vice President
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

MIZUHO BANK, LTD.,
    as a Lender

By: /s/ Edward Sacks
     Name: Edward Sacks
     Title:  Managing Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

MUFG BANK, LTD.,
    as a Lender and LC Issuing Bank

By:  /s/ Matthew Bly
     Name:   Matthew Bly
     Title:   Director

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

THE BANK OF NOVA SCOTIA,
    as a Lender

By: /s/ David Dewar
     Name: David Dewar
     Title:   Director

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ William Moen
     Name: William Moen
     Title:   Vice President
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

MORGAN STANLEY BANK, N.A.,
as a Lender
By: /s/ Michael King
     Name: Michael King
     Title:   Authorized Signatory

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Patrick Whitmore
     Name: Patrick Whitmore
     Title:   Senior Vice President

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

COBANK, ACB,
as a Lender
By: /s/ Kelli Cholas
     Name: Kelli Cholas
     Title:   Assistant Corporate Secretary

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

BARCLAYS BANK PLC,
as a Lender
By: /s/ Sydney G. Dennis
     Name: Sydney G. Dennis
     Title:  Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

THE BANK OF NEW YORK MELLON,
as a Lender
By: /s/ Molly H. Ross
     Name: Molly H. Ross
     Title:    Director

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender
By: /s/ Irlen Mak
     Name:  Irlen Mak
     Title:    Executive Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ John Prigge
     Name: John Prigge
     Title:    Senior Vice President

[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

REGIONS BANK,
as a Lender
By: /s/ Tom Scheinzbach
     Name:  Tom Scheinzbach
     Title:  Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

THE NORTHERN TRUST COMPANY,
as a Lender
By: /s/ Keith L. Burson
     Name:  Keith L. Burson
     Title:  Senior Vice President
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

HANCOCK WHITNEY BANK,
as a Lender
By: /s/ Leonard H. Aucoin, Jr.
     Name:  Leonard H. Aucoin, Jr.
     Title: Senior Vice President
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Katharine Kay
     Name:  Katharine Kay
     Title:    Sr. Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender
By: /s/ Paul Yoon
     Name:  Paul Yoon
     Title:    Director
[Extension and Amendment to Credit Agreement – Entergy Corporation (2026)]

ROYAL BANK OF CANADA,
    as a Lender

By: /s/ Emilee Scott
    Name: Emilee Scott
    Title:  Authorized Signatory

[Extension and Amendment to Credit Agreement – Entergy Louisiana, LLC (2026)]